Exhibit 10.3

EXCHANGE AGREEMENT

This Exchange Agreement (this “Agreement”), entered into as of September 25, 2013 (the “Effective Date”), is made by and among La Jolla Pharmaceutical Company, a California corporation (including its subsidiaries, the “Company”) and the undersigned holders (the “Holders”) of the Company’s Series C-22 Convertible Preferred Stock (the “Series C-22 Preferred”).

WHEREAS, each Holder wishes to exchange the shares of Series C-22 Preferred held by such Holder for that number of shares of the Company’s Series C-12 Convertible Preferred Stock (the “Series C-12 Preferred”) set forth opposite such Holder’s name on Schedule 1 hereto.

NOW THEREFORE, in consideration of the covenants and conditions herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE 1.

EXCHANGE OF SHARES OF SERIES C-12 PREFERRED

Section 1.1. On the Effective Date, each share of Series C-22 Preferred will be deemed exchanged for that number of shares of Series C-12 Preferred set forth on Schedule 1 hereto without any further action by the Company or any Holder and irrespective of whether the shares of Series C-22 Preferred are surrendered to the Company by the Holders (the “Exchange”). As soon as practicable following the Effective Date, the Company shall issue to each Holder a stock certificate evidencing the number of shares of Series C-12 Preferred set forth opposite such Holder’s name on Schedule 1 hereto.

Section 1.2. The parties hereto agree that the Exchange is being effected pursuant to Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”) and that the holders of Series C-12 Preferred shall, pursuant to Rule 144(d)(3)(ii) under the Securities Act, be entitled to “tack” their holding periods of the Series C-22 Preferred that is the subject of the Exchange.

ARTICLE 2.

REPRESENTATIONS AND WARRANTIES OF THE HOLDERS

Each Holder hereby represents and warrants to the Company with respect solely to itself and not with respect to any other Holder as follows as of the Effective Date:

Section 2.1. Each Holder represents and warrants that it has good and marketable title to the shares of Series C-22 Preferred held by such Holder free and clear of all liens, charges and encumbrances whatsoever.

Section 2.2. Each Holder is a corporation, limited liability company or partnership duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization.

Section 2.3. Each Holder has the requisite power and authority to enter into this Agreement. The execution, delivery and performance of this Agreement by each Holder and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate or partnership action, and no further consent or authorization of such Holder or its Board of Directors, stockholders, or partners, as the case may be, is required. When executed and delivered by the Holders, this Agreement shall constitute a valid and binding obligation of each Holder enforceable against such Holder in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application.

Section 2.4. Each Holder is acquiring the shares of Series C-12 Preferred solely for its own account and not with a view to or for sale in connection with distribution. Each Holder does not have a present intention to sell any of the shares of Series C-12 Preferred, nor a present arrangement (whether or not legally binding) or intention to effect any distribution of any of the shares of Series C-12 Preferred to or through any person or entity; provided, however, that by making the representations herein, such Holder does not agree to hold the shares of Series C-12 Preferred for any minimum or other specific term and reserves the right to dispose of the shares of Series C-12 Preferred at any time in accordance with federal and state securities laws applicable to such disposition. Each Holder acknowledges that it (i) has such knowledge and experience in financial and business matters such that Holder is capable of evaluating the merits and risks of Holder’s investment in the Company, (ii) is able to bear the financial risks associated with an investment in the Series C-12 Preferred and (iii) has been given full access to such records of the Company and to the officers of the Company as it has deemed necessary or appropriate to conduct its due diligence investigation.

Section 2.5. Each Holder understands that the shares of Series C-12 Preferred must be held indefinitely unless such shares of Series C-12 Preferred are registered under the Securities Act of 1933, as amended (the “Securities Act”) (recognizing that the Company has no obligation hereunder to effect such registration) or an exemption from registration is available. Each Holder acknowledges that such person is familiar with Rule 144 of the rules and regulations of the Securities and Exchange Commission, as amended, promulgated pursuant to the Securities Act (“Rule 144”), and that such Holder has been advised that Rule 144 permits resales only under certain circumstances. Each Holder understands that to the extent that Rule 144 is not available, such Holder will be unable to sell any shares of Series C-12 Preferred without either registration under the Securities Act or the existence of another exemption from such registration requirement.

Section 2.6. Each Holder understands that the shares of Series C-12 Preferred are being issued in reliance on a transactional exemption from the registration requirements of federal and state securities laws and the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of such Holder set forth herein in order to determine the applicability of such exemptions and the suitability of such Holder to acquire the shares of Series C-12 Preferred. Each Holder understands that no United States federal or state agency or any government or governmental agency has passed upon or made any recommendation or endorsement of the shares of Series C-12 Preferred.

Section 2.7. Each Holder is an “accredited investor” (as defined in Rule 501 of Regulation D), and such Holder has such experience in business and financial matters that it is capable of evaluating the merits and risks of an investment in the shares of Series C-12 Preferred. Such Holder is not required to be registered as a broker-dealer under Section 15 of the Exchange Act of 1934, as amended, and such Holder is not a broker-dealer. Each Holder acknowledges that an investment in the shares of Series C-12 Preferred is speculative and involves a high degree of risk.

ARTICLE 3

.MISCELLANEOUS

Section 3.1. Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the internal laws of the State of California without reference to conflicts of law provisions of any jurisdiction.

Section 3.2. Entire Agreement. This Agreement contains the entire understanding of the parties to this Agreement with respect to the subject matter hereof and supersedes all other agreements and understandings between or among any of the parties with respect to the subject matter hereof.

Section 3.3. Amendment. Any term of this Agreement may be amended or waived only with the written consent of the Company and the Requisite Holders.

Section 3.4. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, legal representatives, successors and permitted transferees, except as may be expressly provided otherwise herein.

Section 3.5. Invalidity of Provisions. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision, and the parties agree to negotiate, in good faith, a legal and enforceable substitute provision which most nearly effects the parties’ intent in entering into this Agreement.

Section 3.6. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument. Delivery of an executed counterpart signature page to this Agreement by facsimile or similar electronic transmission will be effective as delivery of a manually executed counterpart thereof and will be deemed an original signature for all purposes.

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IN WITNESS WHEREOF, the parties hereto have executed or caused this Exchange Agreement to be executed as of the date set forth above.

LA JOLLA PHARMACEUTICAL COMPANY

By:
Name: George F. Tidmarsh, M.D., Ph.D.
Title: President and Chief Executive Officer

[SIGNATURE PAGES CONTINUE]

[Signature Page to Exchange Agreement]

IN WITNESS WHEREOF, the parties hereto have executed or caused this exchange agreement to be executed as of the date set forth above.

TANG CAPITAL PARTNERS, LP

By:
Name:
Title:

KEVIN C. TANG FOUNDATION, INC.

By:
Name:
Title:

RTW INVESTMENTS, LLC

By:
Name:
Title:

BOXER CAPITAL, LLC

By:
Name:
Title:

MVA INVESTORS, LLC

By:
Name:
Title:

[Signature Page to Exchange Agreement]

Schedule 1

Holder	Number of Shares of Series C-2[2] Preferred	Number of Shares of Series C-1[2] Preferred
Tang Capital Partners, LP	360.7538	311.5206
Kevin C. Tang Foundation, Inc.	16.7016	6.9691
Boxer Capital, LLC	109.1169	113.4804
MVA Investors, LLC	15.5581	16.4708
RTW Investments, LLC	54.5584	108.3234